SERVICE PLAN FOR THE
AMERICAN BEACON FUNDS Y CLASS

AMENDED AND RESTATED SCHEDULE A

As noted in Paragraph 1 of the Service Plan for the American Beacon Funds Y Class, the following Funds have adopted the Service Plan for the American Beacon Funds Y Class:

American Beacon Large Cap Value Fund
American Beacon Small Cap Value Fund
American Beacon International Equity Fund
American Beacon Balanced Fund
American Beacon Mid-Cap Value Fund
American Beacon Small Cap Value II Fund
American Beacon Emerging Markets Fund
American Beacon High Yield Bond Fund
American Beacon Retirement Income and Appreciation Fund
American Beacon Intermediate Bond Fund
American Beacon Short-Term Bond Fund
American Beacon Treasury Inflation Protected Securities Fund
American Beacon Flexible Bond Fund
American Beacon Zebra Large Cap Equity Fund
American Beacon Zebra Small Cap Equity Fund
American Beacon SiM High Yield Opportunities Fund
American Beacon Bridgeway Large Cap Value Fund
American Beacon Stephens Mid-Cap Growth Fund
                American Beacon Stephens Small Cap Growth Fund
American Beacon Holland Large Cap Growth Fund
American Beacon The London Company Income Equity Fund

Dated:  May 29, 2012